EXHIBIT 23.4

NORWICH INJECTION MOULDERS LIMITED

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated 22 December 1997 relating to the financial statements of Norwich Injection Moulders Limited for the years ended October 31, 1997, 1996 and 1995 in this Amendment No. 2 to the Registration Statement (Form S-4) and related Prospectus of Berry Plastics Corporation for the registration of $75,000,000 of 11% Series B Senior Subordinated Notes due 2007.

                                               /s/ Lovewell Blake

Norwich, England
January 14, 2000
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      NO DEALER, SALES PERSON OR ANY OTHER PERSON IS AUTHORIZED IN CONNECTION
WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

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               TABLE OF CONTENTS

                                                   PAGE
Available Information ...........................   ii
Summary of Prospectus ...........................    1
Risk Factors ....................................   12
Company History .................................   20
The Exchange Offer ..............................   22
Capitalization ..................................   30
Pro Forma Condensed Consolidated
   Financial Statements .........................   31
Selected Historical Financial Data ..............   35
Management's Discussion and Analysis
   of Financial Condition and Results
   of Operations ................................   37
Business ........................................   43
Management ......................................   53
Principal Stockholders ..........................   60
Certain Transactions ............................   62
Description of Certain Indebtedness .............   66
Description of Notes ............................   69
Material Federal Income Tax
   Considerations ...............................   90
Plan of Distribution ............................   94
Legal Matters ...................................   94
Experts .........................................   95
Index to Financial Statements ...................   F-1



                                   $25,000,000


                           BERRY PLASTICS CORPORATION

                   12 1/4% SERIES C SENIOR SUBORDINATED NOTES
                                    DUE 2004



                                -----------------
                                   PROSPECTUS
                                -----------------




                                DECEMBER 2, 1999